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                                                                   EXHIBIT 21.


                  FIRST CHICAGO NBD CORPORATION SUBSIDIARIES

     As of March 1, 1996, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.

                                                          Jurisdiction of
Names of Corporation and Subsidiaries                     Organization
-------------------------------------                     ------------

First Chicago NBD Corporation                             Delaware
     Subsidiaries:

     American National Bank and Trust Company             United States
       of Chicago
     ANB Mezzanine Corporation                            Delaware
     FCC National Bank                                    United States
     First Chicago Financial Corporation                  Delaware
       Subsidiaries:

       First Chicago Capital Corporation                  Delaware
       First Chicago Capital Markets, Inc.                Delaware
       First Chicago Equity Corporation                   Illinois
       First Chicago Hedging Services Corporation         Delaware
       First Chicago Investment Corporation               Delaware
       First Chicago Leasing Corporation                  Delaware

     First Chicago Trust Company of New York              New York
     The First National Bank of Chicago                   United States
       Subsidiaries:

       First Chicago Building Corporation                 Illinois
       First Chicago Futures, Inc.                        Delaware
       First Chicago International                        United States
       First Chicago International Finance Corporation    United States
       First Chicago Investment Management Company        Delaware
          Subsidiary:

          ANB Investment Management and                   Illinois
            Trust Company

       First Chicago National Processing Corporation   Delaware
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          First Chicago Neighborhood Development          Delaware
                 Corporation
          First NBD Investment Services, Inc.             Delaware

     G-W Life Insurance Company                           Arizona
     National Bank of Detroit-Dearborn                    United States
     NBD Bank (Venice, Florida)                           Florida
     NBD Bank (Wheaton, Illinois)                         Illinois
     NBD Bank (Detroit, Michigan)                         Michigan
          Subsidiaries:

          NBD Bank, Canada                                Canada
          NBD Equipment Finance, Inc.                     Delaware
          Seed-Roberts Agency, Inc.                       Michigan

     NBD Bank, N.A. (Fox River Grove, Illinois)           United States
          Subsidiary:

          Deer Insurance Services, Inc.                   Illinois

     NBD Community Development Corporation                Michigan
     NBD Indiana, Inc.                                    Delaware
          Subsidiaries:

          NBD Brokerage Services, Inc.                    Indiana
          NBD Bank (Elkhart, Indiana)                     Indiana
          NBD Bank, N.A. (Indianapolis, Indiana)          United States
          NBD Neighborhood Revitalization Corporation     Indiana
          NBD Real Estate Services, Inc.                  Indiana

     NBD Insurance Agency, Inc.                           Michigan
     NBD Insurance Company                                Arizona
     NBD Mortgage Company                                 Delaware
     NBD Service Corp.                                    Delaware



     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

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